Global Healthcare REIT, Inc.

Fourth Quarter and Full-Year 2014 Conference Call

April 1, 2015

C O R P O R A T E   P A R T I C I P A N T S

Christopher Brogdon, President, Chief Executive Officer

Ryan Scates, Executive Vice President

C O N F E R E N C E   C A L L   P A R T I C I P A N T S

Andy Carothers, Bagley Securities

Zvi Rhine, Sabra Capital

P R E S E N T A T I O N

Operator:

Good morning everyone and thank you for participating in today’s conference call to discuss Global Healthcare REIT’s Full Year Ended December 31, 2014.  Joining us today is the President and CEO of Global Healthcare REIT, Christopher Brogdon; and the Company’s Executive Vice President, Ryan Scates.  Following their remarks, we will open the call to your questions.  Then before we conclude today’s call, I’ll provide the Company’s Safe Harbor statement with important cautions regarding forward-looking statements made during this call.

I would like to remind everyone that this call is being recorded and will be available for replay through April 8, 2015, starting later this evening.  It will be accessible via the link provided in yesterday’s press release.

Now I would like to turn the call over to the President and Chief Executive Officer of Global Healthcare REIT, Mr. Christopher Brogdon.  Sir, please proceed.

Christopher Brogdon

Thank you.  Good morning.  I hope everyone’s doing well this morning.  I understand Chris Doucet’s on here, and I hope he’s enjoying the sun where he is.  Today we’re going to talk about what we did last year.  Before I get into too much of it, I’m going to turn it over to Ryan and let him talk about our press release yesterday.

Ryan Scates

Great, thanks Chris.  This is Ryan Scates, Executive Vice President.  Yesterday, we released our 2014 financial results and a press release.  Allow me to note that on March 30, we did receive a last-minute requirement from our auditors to obtain written verification from each of our tenants that they had paid their property taxes and their insurance policies are up-to-date.  This was not a requirement we had last year, but it has delayed our filing.  We have filed for a 14-day extension of our 2014 10-K; however, the

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reasons the filings are delayed are not going to affect the financial information we released yesterday.  However, the release from yesterday does present unaudited figures for the year.

In the release, we reported that our rental revenue totaled $1.9 million in 2014.  This compares, although unevenly, to $443,000 in revenue we recorded from the date of our Company’s inception on March 13, 2013 through to the end of 2013.  The increase in revenue is naturally due to the additional days of operation but also to contribution of facilities we acquired during 2014.  The number of facilities totaled 11 by the end of 2014 versus only two at the end of year 2013.  I should also point out that our rental revenue in 2014 was derived from eight out of 11 facilities in our portfolio and does not reflect the full run rate we expect from our healthcare properties.

As of March 1, 2015, 10 of the facilities were contributing rental revenue, with the Southern Hills Independent Living Facility currently undergoing renovations that are scheduled for completion by the end of the year.  We expect that facility to contribute rental revenue in 2016.

Our total expenses were $2.1 million in 2014, and this compares to $800,000 in the period from the date of inception through December 31, 2013.  The increase in total expenses was again due to the greater number of days of operation, as well as just increased G&A expenses and increased depreciation expense due to the addition of new properties to our portfolio last year.  As we continue our acquisition campaign for new healthcare real estate properties, we anticipate revenue and cash flow will increase while we hold G&A costs relatively flat and fixed costs at approximately $205,000 per quarter.

Our net income to common shareholders was $1.3 million or $0.06 per diluted share in 2014.  This compares to a net loss of about $700,000 or $0.09 per basic and diluted share in the period from the date of inception through December 31, 2013.  The improvement in net income was partly due to a bargain purchase gain of $3 million that resulted from the excess of fair value in our acquisition of the Southern Hills Retirement Center in Tulsa, Oklahoma.

Turning to our balance sheet, our cash and cash equivalents totaled $0.5 million at the end of 2014 as compared to $1.2 million at the end of 2013.  We expect the majority of financing for new acquisitions moving forward to come from mortgage debt.

With that, I’d like to turn the call back over to Chris.

Christopher Brogdon

Thanks Ryan.  As Ryan said, we did have some nice growth in last year, and I would suspect that this growth that we had, adding the number of facilities we did, will probably be able to be repeated over the next few years.  I think we can easily buy 12 to 15 buildings a year, and every now and again we may come across one like we bought in Tulsa.  This is an extraordinary deal that we did in Tulsa.  We bought a campus there for $2 million from another REIT, and that we’re now receiving monthly rent of $55,000 a month on that $2 million purchase.  When the independent’s all through, we’ll add about $60,000 a month, so we’ll be getting over $1 million a year in rent from a $2 million acquisition that we made.  Obviously those don’t come along all the time, but I think something that’s more to the norm would be the property we bought up in Seville, Ohio at the end of, I guess, last fall.

We bought this property for $3 million and were able to finance the whole purchase price.  Again, that doesn’t happen all the time, so we’re receiving $152,000 a year over and above our interest payments on that.  Our return on that is extraordinary, obviously.

Typical, sort of like the deals that we’re working on in Texas right now, four properties that we’re in the midst of buying.  I was yesterday in Dallas with our tenant.  We’ll have about $5 million of equity in that deal once it’s all put to bed, but the net to the Company is going to be about $1.2 million a year, so again,

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that’s the kind of return we’re shooting for, for the shareholders.  So I think if we can get 20% or in excess of 20% cash-on-cash return, that’s what we’re looking for, and obviously the more of those we do, if we can do that on all our deals for next year, then we’ll be able to continue to raise this dividend.

As everybody did see, we did declare another penny dividend, and we expect to declare one, at least a penny a share each quarter this year.  I think once we close the Texas deal, then we’ll be able to bump that up to a couple of pennies.  I would suspect that’s probably going to close in about two months, so hopefully starting in the third quarter we’ll bump it up to $0.02.  We’ve got some other smaller deals that we’re working on that will add cash flow as well, so it’s our intent just to continue to grow this dividend, and with the dividend growth, share price should come along with it.

We’ve got plenty of deals to work on, so as soon as we get a bigger deal like the Texas deal done, we’ve got another deal that’s got five buildings in it, and we’ll get started on that.  But as we’re doing those, we’ll still be able to do one or two at a time that don’t require quite as much funds.

So that’s kind of our game plan, and with that, I’m going to turn it back over to Ryan.

Ryan Scates

Fantastic.  I think now we’re ready to open up the call to question and answers.

Operator:

Thank you.  If you’d like to ask a question, please signal by pressing star, one on your telephone keypad.  If you’re using a speakerphone, please make sure your mute function is turned off to allow your signal to reach our equipment.  Again, please press star, one to ask a question.

We’ll go first to Andy Carothers from Bagley Securities.

Andy Carothers

Yes, hi Chris.

Christopher Brogdon

Andy.  Long time, no see.

Andy Carothers

That’s right.  Tell me, how do you expect to finance this $5 million that you’re going to require for the Texas properties that you’re buying?

Christopher Brogdon

Well, we’ve pretty much got the equity commitments.  It will be a combination of straight equity and some of our cash, and a little preferred stock.

Andy Carothers

Oh, okay, and is the preferred going to be convertible, and if so, at what price will it be convertible?

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Christopher Brogdon

We haven’t decided yet.  I think it’s probably going to just be a straight preferred.

Andy Carothers

Oh, okay, and the equity that you’re raising, at what price would that be?

Christopher Brogdon

We’re hoping we can get the deal done around a buck.

Andy Carothers

A dollar?  Okay.  What in general is your plan as far as leasing these properties out?  Do you expect to get annual increases, and over what term do you usually like to have, five or 10-year terms?

Christopher Brogdon

Well on Texas deals, they are five-years, and I think we’ve given them two five-year renewals.  Their increases begin with Year 2, it’s up 2%, so, you know, normally, we give them a fixed rate for the first year, or maybe the first two years, and then we normally have some sort of 2% or 3%.  It would be at 3% if we gave them a real good deal in the first year or two, then it would go up 3% from there.  But if it’s pretty much market rent, then it will go up 2% after that.

Andy Carothers

Okay, so you can see an increase in the income coming from these that you acquired almost every year then as they…

Christopher Brogdon

Yes sir.

Andy Carothers

Okay.  What other areas look, I’ll say, promising?

Christopher Brogdon

Well, I think—you mean in purchasing?

Andy Carothers

Yes, purchasing new properties.

Christopher Brogdon

Yes, I mean, there’s—we’ve got plenty that we’re working on right now, some that we’re just in the talking stages, and some we’re getting real close to a contract.  So I think as I said earlier, I think we’ll be able to, without any problem, add 12 or 15 buildings a year.

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Andy Carothers

Great.  Okay, that’s all for me.  Thanks.

Christopher Brogdon

Thanks Andy.

Ryan Scates

Thanks Andy.

Operator:

As a reminder, it is star, one if you’d like to ask a question.  We’ll take our next question from Zvi Rhine from Sabra Capital.

Zvi Rhine

I love the pronunciations.  Good morning, guys.

Christopher Brogdon

How are you?

Zvi Rhine

Great, doing well, guys.  A quick question on Southern Hills.  You said it was—did I understand you said $55,000 a month when that comes online for the independent living?

Christopher Brogdon

Yes, we’re getting $35,000 a month off the nursing home and $20,000 now off the assisted living.  The independent building will be completely rehabbed by the end of the year, and we expect to get a little over $60,000 a month out of that building.

Zvi Rhine

Sixty thousand a month, so you’re talking about $720,000 annually?

Christopher Brogdon

Correct, (inaudible) rather 660 we’re getting.

Zvi Rhine

Is that a signed lease, or where are you in the stages of having that completed?

Christopher Brogdon

Well no, the lease isn’t signed yet, but the guys that have both the nursing home and the assisted living have been driving me crazy about leasing it, and that’s the number we’ve been talking about.  But there’s no point to sign a lease until we get a certificate of occupancy on it, so.

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Zvi Rhine

Is that what’s delayed it until the end of 2015?  Is that the delay, is just getting the certificate of occupancy?  There’s no more cap ex that you need…

Christopher Brogdon

No, no, no.  We’re still doing cap ex.  I mean, we’re re-doing it room by room, basically.  We’ve done all the HVAC, we’ve put a new roof on it, we’re putting new siding on it, so now they’re inside going room to room, basically, and modernizing the bathrooms and some of these closets have folding doors, we’re changing those out, we’re changing the carpet out and just giving it an updated, today look.

Zvi Rhine

So how much more in cap ex do you need to put into the property?

Christopher Brogdon

About another million bucks.

Zvi Rhine

Okay, and that’s just coming from the existing cash on hand and some cash flow over the course of the year, because you’re not paying out all your cash flow, it doesn’t seem to me.

Christopher Brogdon

Correct.

Zvi Rhine

Okay.  Last thing, on the gross annual rent, it was really helpful that you had that in the press release.  That’s a 2015 number, correct?

Christopher Brogdon

Ryan?

Ryan Scates

Hold on one second.  I’m going to verify that real fast.

Christopher Brogdon

The $4.5 million number is a—I think that’s an annualized number as we sit today.

Ryan Scates

That’s exactly right, exactly right.  So for the next 12 months, not including the independent living facility that Chris was just explaining, that’s the gross rent number that we can expect to receive.

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Zvi Rhine

All right, and so that’s basically the rent we’ll see for 2015, excluding acquisitions and the independent living?

Christopher Brogdon

That’s correct.

Ryan Scates

Now, the assisted living facility at Southern Hills, that didn’t come online until February 1, so there will be a month in 2015 that that doesn’t have rent revenue.

Zvi Rhine

Got it.  All right, perfect.  Thanks guys.  That’s all the clarification I needed.  Thanks guys.

Christopher Brogdon

Thanks Zvi.

Operator:

At this time, that concludes our question and answer session.  I would now like to turn the call back over to Mr. Brogdon.  Please go ahead.

Christopher Brogdon

Well, I’d like to tell everybody we appreciate you calling in and checking up on your Company.  We’re just going to continue down this path and see if we can’t make things better day by day.  I’m going to turn it back over to the Operator.

Operator:

Before we conclude today’s call, I’d like to take a moment to read the Company’s Safe Harbor statement.  The Private Securities Legislation Reform Act of 1995 provides a safe harbor for certain forward-looking statements, including statements made during the course of this call.  These forward-looking statements are based on the Company’s current expectations and beliefs concerning the future developments and their potential effects on the Company.  A number of these factors could cause actual results or outcomes to differ materially from these indicated by such forward-looking statements.  These forward looking statements involve significant risks and uncertainties, some of which are beyond the control of the Company and are subject to the changes based upon various factors.

For a more detailed discussion of some of the ongoing risks and uncertainties in this Company’s business, I refer you to the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ending December 31, 2014.

Again, I would like to remind everyone that this call will be available for replay through April 8, starting later this evening via the link provided in yesterday’s press release.

Thank you ladies and gentlemen for joining us today for our presentation.  You may now disconnect.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call.  This transcript is being made available for information purposes only.

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